Contact:
Jeff Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Provides Operational Update

HOUSTON, TEXAS & NEUQUEN CITY, ARGENTINA – December 18, 2014 - Eco-Stim Energy Solutions, Inc. (OTC: ESES) (“EcoStim” or the “Company”) will host a conference call today at 8:00 AM CST to discuss the current status of its growing operations in Argentina and certain accomplishments made over the past several months.

During the conference call, management is expected to review the following matters and activities:

Well Stimulation and Coiled Tubing Operations

In October 2014, the Company’s first well stimulation fleet and coiled tubing equipment package was imported into Argentina, cleared through customs and moved to the Company’s operational base in the province of Neuquen, Argentina. The Company has now assembled a strong team of operational personnel and local management which will help the company provide superior and safe services for its customers.

On December 16, 2014, the Company mobilized its fleet to execute its first well stimulation job for a customer. The well was located in the La Pampa province (which is approximately 300 kilometers from Neuquen City), and the customer was not EcoStim’s primary customer but rather an opportunity generated in the spot market. The EcoStim team and equipment performed as expected, and the job was executed according to the customer’s design. The equipment will be mobilized next week to a well location operated by EcoStim’s primary customer under an existing two year contract, which provides that EcoStim will execute 100% of this customer’s work program during 2015 and 2016. This customer typically conducts work-over activities during December and January, and its full drilling program starts in February and runs through November of each year.

Based on historical data obtained from local customers, management believes a well stimulation fleet with capabilities similar to the EcoStim fleet will typically execute between ten and twenty stages per month. While each well has a different completion design and requires a different type of stimulation effort, the pricing for these types of wells typically ranges from $150,000 per stage to approximately $300,000 per stage. Typically, the lower price per stage is indicative that the customer has provided their own proppant while the higher end of that range implies the service company is providing the proppant.

Based on public comments from certain international drilling contractors, management estimates that approximately 25 drilling rigs have or are in the process of relocating to Argentina. This is expected to effectively double the shale drilling rig capacity in Argentina from early 2014. Given the increase in drilling rigs, management also believes the demand for EcoStim’s services should remain high. As previously announced, the Company has ordered its second well stimulation fleet which is expected to be delivered and ready for operation during the third quarter of 2015.

2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297

Historically, much of the market in Argentina for well stimulation services has operated through an “on call” system whereby service companies qualify with each operator to provide services on a rotational basis. In this manner, utilization can be higher during periods of increased activity and lower during periods of reduced activity. The Company is currently in the process of qualifying with several customers under such “on call” agreements.

The Company’s coiled tubing equipment will also operate in the spot market, and the demand for these services is currently believed to be strong with several customers discussing long-term contractual arrangements with the Company at this time.

Oil Prices and Impact on Activity

Argentina continues to import energy and as a result its government continues to support and encourage oil and gas exploration and development in order to decrease energy imports. According to several oil and gas companies active in Argentina, the price of oil in Argentina remains near $80 per barrel in accordance with government controlled pricing mechanisms. Also, in many of the tight or unconventional gas fields, the price of natural gas is currently set at $7.50 per unit. These prices are above international prices for oil and the price of natural gas in the United States. Several international oil and gas companies have signed agreements with Yacimientos Petrolíferos Fiscales (YPF) over the past two years to assist in the development of the Vaca Muerta shale resource. These new YPF partners are committing to spending billions of dollars in exploration and production efforts. The most recent of these agreements was a $550 million commitment on December 10, 2014 between YPF and Petronas which indicates that the current dip in international oil prices has not deterred other international oil and gas companies from investing in the Vaca Muerta opportunity. YPF, which is majority owned by the Argentine government, has announced publically that it has reduced the cost of its wells and that YPF expects to produce unconventional oil and gas profitably.

Y-TEC Joint Technology Development Agreement

As previously announced, Y-TEC (which is 51% owned by YPF) and EcoStim have signed a joint technology development agreement whereby the two companies will work together to jointly develop and improve (1) completion techniques, (2) down-hole diagnostic technology and (3) more efficient completion equipment solutions. The agreement will also serve as a conduit for the introduction of other technologies that may be beneficial to the commercial development of oil and gas in Argentina. Any intellectual property developed through this agreement will be jointly owned by EcoStim and Y-TEC. The agreement has a duration of five years.

Recently Acquired Pumping Capacity

As previously announced, EcoStim recently purchased 54,000 HHP of the latest generation turbine powered well stimulation pumping equipment. This equipment currently complies with the EPA’s Tier 4 emissions requirements, is capable of running efficiently on a 100% natural gas fuel source and is capable of significantly reducing the operating cost and surface footprint. This equipment is currently being relocated to Houston, Texas and will be tested, prepped and readied for customer inspection. Currently, EcoStim is working with several customers both in the United States and the international markets to identify the optimal region for this equipment to operate. The equipment will not be deployed to stimulate wells until sometime in late 2015, but the Company believes there may be revenue generating opportunities with these assets during the first half of 2015.

2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297